Press Release
INNOVATIVE SOLUTIONS & SUPPORT, INC. ANNOUNCES EPS GROWTH OF 170% IN 3RD QUARTER TO A RECORD $0.27/SHARE.

Exton, PA.--(BUSINESS WIRE)--July 28, 2004--Innovative Solutions & Support, Inc. (NASDAQ:ISSC-news) today announced the following results for the 3rd quarter and year to date periods ended June 30, 2004:

         Q3 FY 2004
         o  Sales                       up 88% to a record $12.3 million.
         o  Net income                  up 167% to a record $3.3 million.
         o  EPS, diluted                up 170% to a record $0.27
         o  Released Backlog            up 22% to a record $27.9 million
         o  Cash Flow                   $5.6 million

         Year-To-Date FY2004
         o  Sales                       up 75% to $31.7 million
         o  Net Income                  up 174% to $7.5 million
         o  EPS, diluted                up 186% to $0.63
         o  Cash Flow                   $9.8 million

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

A Company spokesman commented: "The demand for our Air Data equipment has materialized as anticipated and is expected to continue beyond the FAA's RVSM compliance date of January 20, 2005. Continued demand for the replacement of obsolete and troublesome equipment will augment installations on aircraft that missed the FAA compliance date."

At June 30, 2004 the Company's backlog of released business reached a quarter-end record $27.9 million. This reflects a 22% increase from the June 30, 2003 backlog of $22.8 million. In addition the Company has an additional $17 million in follow-on options for release in subsequent periods that has not yet been recognized in firm backlog.

Along with our sales increase, the Company increased its investment in Engineering & Product Development by over 100% in the current quarter and by 59% for the year-to-date period. This investment was substantially linked to the issuance of the Cockpit/IP(TM) TSO certification received on July 2nd from the FAA. Further, this investment assures that new Flat Panel and Air Data Systems will come to market at the end of calendar 2004.

The company will host a conference call tomorrow morning, July 29, 2004 at 10:00 am local time to discuss these results. Please call in to participate at (888) 792-8459. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc.
(www.innovative-ss.com) designs, manufactures and markets Air Data flight information computers, flat panel displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as engine and fuel measurements.

Certain matters discussed in this news release, including operating and financial results for future periods, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially, either better or worse, from those discussed including other risks and uncertainties reflected in the Company's prospectus and Form 10-K annual report on file with the SEC.

Contact Mr. James Reilly at (610) 646-9800

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                                 BALANCE SHEET

                                                                     ACTUAL                   ACTUAL
                                                               SEPTEMBER 30, 2003         JUNE 30, 2004
                                                               ------------------         -------------
                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                       $ 48,789,744             $ 58,627,694
  Accounts receivable                                                6,955,207                4,991,335
  Inventories                                                        2,840,648                4,697,647
  Deferred income taxes                                                673,134                  673,134
  Prepaid expenses                                                     660,430                  615,241
                                                                  ------------             ------------
     Total current assets                                           59,919,163               69,605,051
                                                                  ------------             ------------

Property and equipment, net                                          9,548,491                9,595,895
                                                                  ------------             ------------

Other assets                                                           408,971                  140,113
                                                                  ------------             ------------

TOTAL ASSETS                                                      $ 69,876,625             $ 79,341,059
                                                                  ============             ============

             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of note payable                                 $    100,000             $    100,000
  Current portion of capitalized lease obligation                            -                    7,257
  Accounts payable                                                     578,306                  779,794
  Accrued expenses                                                   3,146,409                3,270,660
  Deferred revenue                                                      98,036                  153,180
                                                                  ------------             ------------
     Total current liabilities                                       3,922,751                4,310,891
                                                                  ------------             ------------

  Note payable                                                       4,235,000                4,235,000
                                                                  ------------             ------------
  Capitalized lease obligation                                               -                   22,524
                                                                  ------------             ------------
  Deferred revenue                                                     332,407                  279,552
                                                                  ------------             ------------
  Deferred income taxes                                                328,177                  320,089
                                                                  ------------             ------------

SHAREHOLDERS' EQUITY:
  Common stock                                                          13,081                   13,462
  Additional paid-in capital                                        46,248,224               47,895,517
  Retained earnings                                                 25,410,742               32,877,781
  Treasury stock                                                   (10,613,757)             (10,613,757)
                                                                  ------------             ------------
     Total shareholders' equity                                     61,058,290               70,173,003
                                                                  ------------             ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $ 69,876,625             $ 79,341,059
                                                                  ============             ============

                     INNOVATIVE SOLUTIONS AND SUPPORT, INC.
                             STATEMENT OF OPERATIONS

                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                           JUNE 30,                         JUNE 30,
                                               ------------------------------------------------------------------
                                                     2003            2004             2003            2004
                                               ------------------------------------------------------------------

Revenues                                             $6,519,628     $12,269,653      $18,064,848     $31,688,276

Cost of Sales                                         2,744,729       4,056,372        7,752,467      11,200,624
                                               ------------------------------------------------------------------

Gross profit                                          3,774,899       8,213,281       10,312,381      20,487,652
                                               ------------------------------------------------------------------

Research and development                                658,259       1,363,143        2,424,147       3,861,311
Selling, general and administrative                   1,598,011       2,090,357        4,330,342       5,600,461
                                               ------------------------------------------------------------------

Operating income                                      1,518,629       4,759,781        3,557,892      11,025,880
                                               ------------------------------------------------------------------

Interest income                                         134,142         116,110          463,383         345,985
Interest expense                                        (33,090)        (31,197)        (101,680)        (94,201)
                                               ------------------------------------------------------------------

Income before income taxes                            1,619,681       4,844,694        3,919,595      11,277,664

Income tax expense                                      388,723       1,559,086        1,193,694       3,810,625
                                               ------------------------------------------------------------------

Net Income                                           $1,230,958     $ 3,285,608      $ 2,725,901     $ 7,467,039
                                               ------------------------------------------------------------------

Net Income per Common Share
     Basic                                           $     0.10     $      0.28      $      0.22     $      0.65
     Diluted                                         $     0.10     $      0.27      $      0.22     $      0.63

Weighted Average Shares Outstanding
     Basic                                           11,982,569      11,666,639       12,437,036      11,530,994
     Diluted                                         12,204,971      11,960,746       12,660,902      11,867,818